UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 30, 2010

LivePerson, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-30141	13-3861628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

462 Seventh Avenue
New York, New York 10018
(Address of principal executive
offices, with zip code)

(212) 609-4200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of LivePerson, Inc. (the “Company”) has elected Peter Block as a new member of the Board, effective July 30, 2010.  Mr. Block was appointed a Class II Director and will serve for a term expiring at the 2011 Annual Meeting of Stockholders.  Mr. Block was also appointed to the Nominating and Corporate Governance Committee and the Compensation Committee of the Board.

Mr. Block will receive standard director fees and benefits, including an initial grant of immediately exercisable stock options under the Company’s 2009 Stock Incentive Plan to purchase 35,000 shares of the Company’s Common Stock.  The Company’s non-employee director compensation plan is described in more detail in the Company’s Definitive Proxy Statement for its 2010 Annual Meeting of Stockholders filed with the U.S. Securities and Exchange Commission on April 30, 2010.

On August 3, 2010, the Company issued a press release announcing Mr. Block as a new member of the Board.  A copy of this press release is attached as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
99.1	Press Release issued by LivePerson, Inc. on August 3, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEPERSON, INC. (Registrant)

Date: August 3, 2010	By:	/s/ Timothy E. Bixby
Timothy E. Bixby President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by LivePerson, Inc. on August 3, 2010.